                                                                    EXHIBIT 10.9


                        FINANCIAL ADVISORY FEE AGREEMENT

This Financial Advisory Fee Agreement (the "Agreement") is made and entered into as of the 29th day of March, 1999 (the "Effective Date"), by and among Probex Corporation, a Colorado corporation ("Probex"), Silver Lake Industries, Inc., a Texas corporation ("Silver Lake") and Brycap Investments, Inc., a Texas corporation ("brycap").

WHEREAS, Probex is desirous of engaging Silver Lake and Brycap in the capacity of financial advisors specifically for the purpose of identifying and assisting Probex in obtaining funding for the expansion of its operations, including but not limited to, funding for the acquisition of certain sources of feedstock supplies and the construction of one of more Probex plants (the "Proposed Investment").

NOW, THEREFORE, in consideration of the premises and the covenants, agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

1. Definitions. As used in this Agreement, the following terms, shall have the meanings indicated below:

"Advisors" means Silver Lake and Brycap, their affiliates' successors and assigns.

"Affiliate" of a person shall mean any other person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person. For the purposes of this definition, "control" means the power to direct the management and policies of a person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

"Additional Securities" means any debt or equity securities of Probex and/or any of its Affiliates, issued after the Proposed Investment by any person included on Exhibit "A" attached hereto and in accordance with the provisions set forth in Section 3 of this Agreement.

"Approved Investor(s)" means those persons and their Affiliates listed on Exhibit "A" attached hereto.

"Capital Provided" means the entire commitment made by an Approved Investor to Probex at Closing (as defined below) regardless of whether such commitment is for debt or equity.

"Closing" means the execution by Probex and an Approved Investor of binding documentation evidencing the investment by an Approved Investor in the Proposed Investment or in any Subsequent Transaction, regardless of whether such investment takes the form of debt or equity.

"Subsequent Transaction" means any investment made by an Approved Investor in Probex following and/or in addition to but under no circumstances including the initial Proposed Investment and prior to March 29th, 2004.

2. Fees Payable to Advisors Upon Closing of the Proposed Investment

         (a) As consideration for services rendered by the Advisors, should any one or more of the Approved Investors provide funding for the Proposed Investment then the fees described below shall be due and payable to the Advisors at Closing. The cash fees and warrants described in (i) and (ii) below shall be paid 50% to Brycap and 50% to Silver Lake at Closing. The fee to be paid to the Advisors by Probex shall be equal to the following:

         (i) an amount in cash equal to three percent (3%) of the Capital Provided by the Approved Investor(s); and

         (ii) Five year warrants to purchase a number of shares of Probex common stock equal to five percent (5%) of the Capital Provided divided by the price per common share paid by the equity investors participating in the Proposed Investment. The Advisors' exercise price for the warrants shall be the price per common share paid by the equity investors participating in the Proposed Investment. These warrants will be subject to a Warrant Holder's Agreement which will be negotiated by the parties in good faith and will contain among other things, a cashless conversion feature and registration rights commensurate with those of the investors participating in the Proposed Investment.

3. Fees payable to the Advisors for Additional Capital Raised From Approved Investors. It prior to March 29, 2004, Probex issues any Additional Securities to an Approved Investor, regardless of whether or not such investor participated in the Proposed Investment, then the Advisors shall be deemed to have earned and Probex shall be obligated to pay to Advisors (a) a cash fee equal to one percent (1%) of the Capital Provided by the Approved Investor(s); and (b) five year warrants equal to two percent (2%) of the Capital Provided with shares issued based upon the formula outlined in 2 (a) (ii) above. The Advisors' exercise price for these warrants shall be the price per common share paid by the equity investors participating in the Subsequent Transaction. Such fees and warrants will be due and payable to Advisors at the closing of such Subsequent Transactions.

4. Breakup Fees Payable to the Advisors. Probex agrees to pay the Advisors a breakup fee in the event that Probex elects not to accept a firm commitment for financing from a qualified financing source of the Approved Investors but does enter into a financing with HSB Engineering Finance, Enron and/or an Affiliate of either of these companies. Said breakup fee shall be equal to $5,000 per month that the Advisors were engaged, up to a maximum of $20,000, and 5 year warrants to purchase 10,000 shares of Probex common stock at a strike price equal to the price paid per share by HSB and/or Enron.

5. Expenses. Probex agrees to reimburse Advisors, upon request made from time to time, for its reasonable out-of pocket expenses incurred in connection with Advisors' activities under this Agreement.

6. Indemnification - Probex agrees to indemnify Advisors and their respective directors, officers, partners, employees, agents, and controlling persons (Advisors and each such person being an "Indemnified Party") from and against any and all losses, claims, damages and liabilities joint or several, related to the Proposed Investment or any transaction contemplated by this Agreement and will reimburse any Indemnified Party for all expenses (including fees and expenses of counsel) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by Probex. Probex will not be liable under the foregoing indemnification provision to the extent that any loss, claim damage or liability is found in a final judgment by a court to have resulted from Advisors' gross negligence or willful misconduct.

7. Termination. Advisors' engagement hereunder my be terminated by either Probex or the Advisors at any time after June 30, 1999 upon written notice to that effect to the other party, it being understood that the provisions relating to the payment of fees (including breakup fees) and expenses, indemnifications, contribution, settlements and the role and duties of the Advisors and Probex shall survive any such termination.

8. Miscellaneous Provisions.

         (a) Relationship. This agreement does not create and shall not be construed to create, any joint venture or partnership between the parties. No officer, employee, agent, servant, or independent contractor of the Advisors nor their Affiliates shall at any time be deemed to be an employee, agent, servant, or broker of Probex for any purpose whatsoever solely as a result of this Agreement, and Advisors shall have no right or authority to assume or create any obligation or liability, express or implied, on Probex's behalf, or to bind Probex in any manner or thing whatsoever.

         (b) Waiver. Notwithstanding anything to the contrary contained herein, the failure of either party to seek a redress for violation, or to insist upon the strict performance, of any covenant, agreement, provision, or condition hereof shall not constitute a waiver of the terms of such covenant, agreement, provision, or condition at subsequent times or of the terms of any other covenant, agreement, provision, or condition, and each party shall have all remedies provided herein with respect to any subsequent act which would have originally constituted the violation hereunder.

         (c) Governing Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including without limitation, provisions concerning limitations of action), shall be governed by and construed in accordance with the internal laws of the State of Texas, notwithstanding any conflict-of-laws doctrines of such state or other jurisdiction to the contrary.

         (d) Notices. Any notice, request, demand, consent or authorization (hereinafter referred to as "Notice") required or permitted to be given under this Agreement shall be in writing and shall be delivered either personally, by courier or by facsimile to the address or facsimile number below:

If to Probex:                                   If to Advisors:
Mr. Thomas G. Murray                            Mr. Hill T. Martin
Probex Corporation                              Silver Lake Industries, Inc.
1467 LeMay Suite 111                            2811 McKinney Avenue, Suite 208
Carrollton, Texas 75007                         Dallas, Texas 75204
Fax # (972) 466-1556                            Fax # (214) 954-6434

         (e) Entire Agreement. This Agreement constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties respecting the subject matter herein.

         (f) Multiple Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed to be an original, but all of which together constitute one and the same instrument.

         (g) Amendments. This Agreement shall not be amended, changed or modified or any provision thereof waived or discharged except in writing by both parties.

         (h) This Agreement shall be binding upon and inure to the benefit of the heirs, personal representatives, successors and assigns of the parties hereto.

         (i) Advisors may add names to Exhibit "A" from time to time, provided all such additions must be approved by Probex in writing.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the Effective Date,

                                         PROBEX CORPORATION

                                         By: /s/ Thomas G. Murray
                                             -----------------------------------
                                         Name: Thomas G. Murray
                                               ---------------------------------
                                         Tide: CEO
                                               ---------------------------------

BRYCAP INVESTMENTS INC.
By: /s/ Bryant H. Palton
    -------------------------
Name: /s/ Bryant H. Palton
      -----------------------
Title: President
       ----------------------

                                         SILVER LAKE INDUSTRIES, INC.
                                         By: /s/ Hill T. Martin
                                             -----------------------------------
                                         Name: Hill T. Martin
                                               ---------------------------------
                                         Title: President
                                                --------------------------------

                                   EXHIBIT A

                           List of Approved Investors

Attached and made a part of that certain Financial Advisory Fee Agreement by and between Probex Corporation and Silver Lake Industries, Inc. and Brycap Investments, Inc,

Associated Energy Managers, Inc.             Kisco Management Corporation
Bank One                                     Leucadia National Corporation
Bank of America (NationsBank)                Lim Rock Partners
Bank of Oklahoma                             MSD Capital Corporation
CIBC Oppenheimer Corp.                       Madison Dearborn Partners
Calpine Corporation                          McMullen Group
Cambrian Capital Corporation                 Natural Gas Partners
Capital Resource Partners                    Prudential Capital
Capstone Capital Corporation                 Roff Resources, LLC
Chase Bank                                   SCF Partners
The Common Fund                              Shell Capital, Inc.*
EOS Partners                                 Southern Company Energy Marketing, L.P.
Energy Marketing, L.P.                       Starr Securities, Inc,
ESL Investments                              Stratford Capital Partners LP/Stratford Equity
Encap Investments, Inc, (El Paso Energy)                                    Partners, LP
Energy Spectrum Advisors, Inc.               Stratford Industries
First Union Capital Markets Corp.            TGF Management
Flemings, Inc.                               Texas Pacific
G. E. Capital Corp.                          The Beacon Group
Goldman, Sachs Capital Partners              The Crossroads Group*
Harbourton Corporation                       Torch Energy Finance
Harvest Fund Partnership, LP                 Trust Company of the West
Highgate Holdings                            Union Bank of California
Hunt Financial Corporation                   Warburg Pincus
ING Barings                                  Yorktown Partners, LLC
John Hancock Mutual Life Insurance Company
Johnston & Klein


* To be addressed later.

                  Amendment to Financial Advisory Fee Agreement

This Amendment is made and entered into as of this 10th day of June, 1999, by and among Probex Corporation, a Colorado corporation ("Probex"), Silver Lake Industries, Inc., a Texas corporation ("Silver Lake"), Brycap Investments, Inc., a Texas corporation ("Brycap") and David E. Schoenbaum, a Texas resident ("Schoenbaum").

Whereas Probex is desirous of Schoenbaum assisting Silver Lake and Brycap in their financing activities under that certain Financial Advisory Fee Agreement dated as of March 29, 1999 (the "Agreement"),

Now therefore, in consideration of the premises and the covenants, agreements and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

The Agreement shall be amended as provided below:

1. The definition of "Advisors" shall be amended to read in its entirety as follows:

         "Advisors" shall mean Silver Lake, Brycap, and David E. Schoenbaum, their affiliates, successors and assigns,

2        Section 2 shall be amended to read in its entirety as follows:

         Fees Payable to Advisors Upon Closing of the Proposed Investment

         (a) Except as provided in paragraph (b) below, as consideration for the services rendered by the Advisors, should any one or more of the Approved Investors provide funding for the Proposed Investment then the fees described below shall be due and payable to the Advisors at Closing. The cash fees and warrants described in (i) and (ii) below shall be paid in equal shares of 1/3 each to Brycap, Silver Lake and Schoenbaum at Closing. The total fees to be paid to the Advisors by Probex under this paragraph (a) shall be equal to the following:

         (i) an amount of cash equal to six percent (6%) of the Capital Provided by the Approved Investor(s); and

         (ii) Five year warrants to purchase a number of shares of Probex common stock equal to six percent (6%) of the Capital Provided divided by the price per common share paid by the equity investors participating in the Proposed Investment. The Advisors' exercise price for the warrants shall be the price per common share paid by the equity investors participating in the Proposed Investment. These warrants shall be subject to a Warrant Holder's Agreement which will be negotiated by the parties in good faith and will contain among other things, a cashless conversion feature and registration rights commensurate with those of the investors participating in the Proposed Investment.

(b) Should Financial Security Assurance Inc. ("FSA"), or any other Approved Investor to be listed on an Exhibit "B" to be appended hereto subject however to the appearance of Probex Corp. for each such Approved Investor guarantee or insure Probex's obligations to pay principal or interest with respect to any issuance of debt by Probex, then in lieu of the fees payable under paragraph (a) above, the fees described in subparagraphs (i) and (ii) below shall be due and payable to the Advisors at Closing. The cash fees and warrants described in (i) and (ii) below shall be paid in equal shares of 1/3 each to Brycap, Silver Lake and Schoenbaum at Closing. The total fees to be paid to the Advisors by Probex under this paragraph (b) shall be equal to the following:

             (i) an amount of cash equal to four and one-half percent (4.5%) of the Capital Provided by the Approved Investor(s); and

         (ii) Five year warrants to purchase a number of shares of Probex common stock equal to four and one-half percent (4.5%) of the Capital Provided divided by the price per common share paid by the equity investors participating in the Proposed Investment. The Advisors' exercise price for the warrants shall be the price per common share paid by the equity investors participating in the Proposed Investment. These warrants shall be subject to a Warrant Holder's Agreement which will be negotiated by the parties in good faith and will contain among other things, a cashless conversion feature and registration rights commensurate with those of the investors participating in the Proposed Investment.

3. Clauses (a) and (b) of Section 3 of the Agreement are amended to read in their entirety as follows:

         "(a) a cash fee equal to one and one-half percent (1.5%) of the Capital Provided by the Approved Investor(s), and (b) five year warrants equal to three percent (3.0%) of the Capital Provided with shares issued based upon the formula outlined in Section 2(a)(ii) above."

4. Section 4 of the Agreement is amended to read in its entirety as follows:

         Consulting Fees Payable to the Advisors Probex agrees to pay each of the Advisors a consulting fee in the event that Probex enters into a financing with a person other than an Approved Investor. Said consulting fee shall be equal to $2,500 per month per Advisor for each month that an Advisor was engaged, up to a maximum of $ 10,000 per Advisor, and 5 year warrants payable to each Advisor granting each advisor the right to purchase 10,000 shares of Probex common stock at a strike price equal to the price paid by the entity or person providing the aforementioned financing.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.

Probex Corporation


By: /s/ Thomas G. Murray
    ---------------------
Name:   Thomas G. Murray
Title:  CEO


Brycap Investments

By: /s/ Bryant H. Palton
    ---------------------
Name:   Bryant H. Palton
Title:  President


Silver Lake Industries, Inc.


By: /s/ Hill T. Martin
    ---------------------
Name:   Hill T. Martin
Title:  President


/s/ David E. Schoenbaum
-------------------------
    David E. Schoenbaum

                                  EXHIBIT "A"

                           List of Approved Investors

Attached and made a part of that certain Financial Advisory Fee Agreement by and between Probex Corporation and Silver Lake Industries, Inc. and Brycap Investments, Inc.

Associated Energy Managers, Inc.              Kisco Management Corporation
Bank One                                      Leucadia National Corporation
Bank of America (NationsBank)                 Lime Rock Partners
Bank of Oklahoma                              MSD Capital Corporation
CIBC Oppenheimer Corp.                        Madison Dearborn Partners
Calpine Corporation                           McMullen Group
Cambrian Capital Corporation                  Natural Gas Partners
Capital Resource Partners                     Prudential Capital
Capstone Capital Corporation                  Roff Resources, LLC
Chase Bank                                    SCF Partners
The Common Fund                               Shell Capital, Inc.*
EOS Partners                                  Southern Company Energy Marketing, L. P.
ESL Investments                               Starr Securities, Inc.
Encap Investments Inc. (El Paso Energy)       Stratford Capital Partners LP/Stratford Equity
Energy Spectrum Advisors, Inc.                                        Partners, LP
First Union Capital Markets Corp.             Stratford Industries
Flemings, Inc.                                TGF Management,
G. E. Capital Corp.                           Texas Pacific
Goldman, Sachs Capital Partners               The Beacon Group
Harbourton Corporation                        The Crossroads Group*
Harvest Fund Partnership, LP                  Torch Energy Finance
Highgate Holdings                             Trust Company of the West
Hunt Financial Corporation                    Union Bank of California
ING Barings                                   Warburg Pincus
John Hancock Mutual Life Insurance Company    Yorktown Partners, LLC
Johnston & Klein


* To be addressed later.

              SECOND AMENDMENT TO FINANCIAL ADVISORY FEE AGREEMENT

This Amendment is made and entered as of this 15th day of July, 1999, by and among Probex Corporation, a Colorado corporation ("Probex"), Silver Lake Industries, Inc., a Texas corporation ("Silver Lake"), Brycap Investments, Inc., a Texas corporation ("Brycap") and David E. Schoenbaum, a Texas resident ("DES") (hereinafter Silver Lake, Brycap and DES are collectively referred to as "SBS").

Whereas, SBS and Probex wish to add certain parties as Approved Investors included to Exhibit A of that certain Financial Advisory Fee Agreement by and among SBS and Probex, as amended (the "Agreement"); and

Whereas, DES desires to register and list on Exhibit A such other investors who may wish participate in Probex's financing:

Now therefore, in consideration of the premises and covenants, agreements, and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged the parties hereto agree as follows:

1. The following entities are hereby added to Exhibit A of the Agreement:

Dain Rauscher
JVW Investments
MBIA
Morgan Stanley Dean Witter Capital Partners
Chase Capital Partners
SG Capital Partners, LLC
First Reserve Corporation
Kayne Anderson Energy Fund, L.P.
Quantum Energy Partners
Relational Investors, LLC

2. For the purposes of this Second Amendment, all capitalized terms not defined in this Second Amendment shall have the meanings assigned to them in the Agreement.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Second Amendment as of the date first written above.

Probex Corporation

By: /s/ Thomas G. Murray
    ------------------------------
Name: Thomas G. Murray
     -----------------------------
Title: CEO
     -----------------------------

Brycap Investments

By:                                                 By:  /s/ David Schoenbaum
    ------------------------------                       ----------------------
Name: Bryant Patton                                      Schoenbaum
Title: President

Silver Lake Industries, Inc.

By:
     -----------------------------
Name: Hill T. Martin
Title: President